Exhibit 10.38a

EXECUTION VERSION

20 March 2007

SHARE MORTGAGE

between

CONSTAR FOREIGN HOLDINGS, INC.

as Chargor

and

CITICORP USA, INC.

as Administrative Agent

WEIL, GOTSHAL & MANGES

One South Place London EC2M 2WG

Tel: +44 (0) 20 7903 1000 Fax: +44 (0) 20 7903 0990

www.weil.com

TABLE OF CONTENTS

		Page
1	INTERPRETATION	1

2	COVENANT TO PAY	3

3	CREATION OF SECURITY	3

4	DEPOSIT OF SHARE CERTIFICATES	4

5	CALLS AND PROVISION OF INFORMATION	5

6	CONTINUING SECURITY	5

7	REPRESENTATIONS AND WARRANTIES	8

8	UNDERTAKINGS OF CHARGOR	9

9	ENFORCEMENT OF SECURITY	10

10	RECEIVER	11

11	FURTHER ASSURANCES	12

12	POWER OF ATTORNEY	13

13	DELEGATION	13

14	NO LIABILITY AS MORTGAGEE IN POSSESSION	14

15	PROTECTION OF THIRD PARTIES	14

16	STAMP DUTIES	14

17	ADDITIONAL PROVISIONS	14

18	REMEDIES AND WAIVERS	15

19	NOTICES	15

20	COSTS AND EXPENSES	16

21	CURRENCY OF ACCOUNT	16

22	ASSIGNMENTS, ETC	17

23	SET-OFF	17

24	COVENANT TO RELEASE	17

25	GOVERNING LAW	18

26	JURISDICTION	18

27	COUNTERPARTS AND EFFECTIVENESS	18

SCHEDULE 1 MORTGAGED SHARES		19

SIGNATORIES

THIS SHARE MORTGAGE (this “Mortgage”) is made as a deed on the 20th day of March 2007

BETWEEN:

(1)	CONSTAR FOREIGN HOLDINGS, INC., a corporation incorporated under the laws of the State of Delaware, United States of America (the “Chargor”); and

(2)	CITICORP USA, INC., acting as agent for the Secured Parties pursuant to the terms of the Facility Agreement (together with its successors and assigns, the “Administrative Agent”).

WHEREAS:

(A)	On 11 February 2005, Constar International Inc. as borrower (the “Borrower”) and the Administrative Agent, among others, entered into a facility agreement (as amended, restated, varied, novated or supplemented from time to time, including by the Amendment to the Facility Agreement, the “Facility Agreement”) pursuant to which Loans and other financial accommodations were made available to the Borrower subject to certain conditions, one of which being that the Chargor enter into a share mortgage.

(B)	On 11 February 2005 the Administrative Agent and the Chargor entered into a share mortgage (the “Prior Mortgage”).

(C)	On or about the date hereof, the Borrower and the Administrative Agent, among others, entered into an amendment to the Facility Agreement (the “Amendment to the Facility Agreement”).

(D)	It is one of the conditions of the Amendment to the Facility Agreement that the Chargor enter into this Mortgage.

(E)	The Board of Directors of the Chargor are satisfied that the Chargor will receive direct and indirect economic benefits from the loans and other extensions of credit under the Facility Agreement, and that entering into this Mortgage is for the purposes and to the benefit of the Chargor and its business.

(F)	The Administrative Agent and the Chargor intend this Mortgage to, and it shall, take effect as a deed.

(G)	The Administrative Agent is holding the benefit of this Mortgage as agent for the Secured Parties in accordance with the terms of the Facility Agreement.

1	INTERPRETATION

1.1 Definitions In this Mortgage the following terms have the meanings given to them in this Clause 1.1, except where the context otherwise requires.

“Account Bank” means such bank or financial institution with which the Realisation Accounts are from time to time maintained.

“Default Rate” is the rate of interest as set out in Section 2.10(c) (Default Interest) of the Facility Agreement.

“Facility Agreement” has the meaning given to it in Recital (A).

“Financial Collateral Regulations” means the Financial Collateral Arrangements (No. 2) Regulations 2003 (SI 2003 No. 3226).

“Issuer” means Constar International U.K. Limited, a company incorporated under the laws of England and Wales with registered number 02407933.

“Prior Mortgage” has the meaning given to it in Recital (B).

“Realisations Accounts” means each account maintained from time to time in the name of the Chargor for the purposes of Clause 9.4 (Contingencies) at such branch of the Account Bank as the Administrative Agent may from time to time approve.

“Receiver” means a receiver and manager or (if the Administrative Agent so specifies in the relevant appointment) a receiver, in either case, appointed under this Mortgage.

“Related Rights” means:

(a)	any dividend or interest paid or payable in relation to any of the Shares;

(b)	any stock, shares, securities, rights, moneys or property accruing or offered at any time, (whether by way of redemption, substitution, exchange, bonus or preference, under option rights or otherwise) to or in respect of any of the Shares or in substitution or exchange for or otherwise derived from any of the Shares; and

(c)	any dividend, interest or other income in respect of any asset referred to in paragraph (b) above.

“Security Assets” means the Shares and the Related Rights.

“Security Period” means the period beginning on the date of this Mortgage and ending on the date upon which the Administrative Agent is satisfied that:

(a)	no Secured Party is under any commitment, obligation or liability (whether actual or contingent) to make Loans or provide other financial accommodation to the Borrower under any of the Loan Documents; and

(b)	all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full in cash or the security interests contemplated to be created hereby have been unconditionally and irrevocably released and discharged in full.

“Shares” means the shares in the capital of the Issuer specified in Schedule I (Mortgaged Shares) hereto together with any and all other stocks, shares, debentures, bonds or (without limitation) other securities issued by the Issuer and owned either legally or beneficially at any time now or in the future by the Chargor.

1.2 Interpretation Unless expressly defined in this Mortgage, capitalised terms defined in the Facility Agreement have the same meanings in this Mortgage and the construction rules set out in Section 1.5 (Certain Terms) of the Facility Agreement shall apply to this Mortgage, mutatis mutandis, as though they were set out in full in this Mortgage except that references to “this Agreement” shall be construed as references to this Mortgage.

1.3 Certificates A certificate of the Administrative Agent or any Secured Party setting forth the amount of any Secured Obligation shall be prima facie evidence of such amount in the absence of manifest error.

1.4 Third Party Rights A person who is not a party to this Mortgage has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Mortgage.

2	COVENANT TO PAY

2.1 Covenant to Pay The Chargor, as primary obligor and not merely as surety, undertakes to the Administrative Agent that it will pay or discharge each of the Secured Obligations when due and payable in the manner provided for in the Loan Documents.

2.2 Default Interest The Chargor agrees to pay interest on any amount not paid when due under this Mortgage (after as well as before judgment) at the Default Rate from time to time from the due date until the date such amount is unconditionally and irrevocably paid and discharged in full.

3	CREATION OF SECURITY

3.1 The Chargor, as continuing security for the payment, discharge and performance of all the Secured Obligations and subject only to the first ranking legal mortgage and the first ranking fixed charge, as the case may be, created pursuant to the Prior Mortgage, hereby with full title guarantee:

(a)	mortgages and charges and agrees to mortgage and charge to the Administrative Agent the Shares held now or in the future by it and/or any nominee on its behalf, by way of first legal mortgage; and

(b)	mortgages and charges and agrees to mortgage and charge to the Administrative Agent the Related Rights held now or in the future by it and/or any nominee on its behalf, by way of first legal mortgage; and

(c)	(to the extent they are not effectively mortgaged or charged pursuant to paragraphs (a) and (b) above), charges the Shares and the Related Rights held now or in the future by it and/or any nominee on its behalf, by way of first fixed charge,

PROVIDED THAT:

(i)	whilst no Event of Default has occurred which is continuing, the Chargor shall be entitled (notwithstanding the security contemplated to be created hereby) to receive all dividends, interest and income from and any property accruing or in respect of the Security Assets; and

(ii)	whilst no Event of Default has occurred which is continuing, the Chargor shall be entitled (notwithstanding the security contemplated to be created hereby) to exercise, any voting or other rights attached to any of the Security Assets, provided that it shall not exercise any voting rights in a manner which would prejudice the security created under this Mortgage.

3.2 The parties agree and acknowledge that:

(a)	the Security Assets constitute financial collateral; and

(b)	this Mortgage and the obligations of the Chargor under this Mortgage are a security financial collateral arrangement,

(in each case) for the purposes of the Financial Collateral Regulations.

4	DEPOSIT OF SHARE CERTIFICATES

4.1 Deposit of Certificates Except as otherwise required by the Prior Mortgage, the Chargor shall, as soon as reasonably practicable:

(a)	deposit with the Administrative Agent (or as the Administrative Agent may direct) all bearer instruments, share certificates and other documents of title or evidence of ownership in relation to the Security Assets as are owned by it or in which it has or acquires an interest which entitles it to control such documents;

(b)	execute and deliver to the Administrative Agent all such stock transfer forms and other documents as may be reasonably requested by the Administrative Agent in order to enable the Administrative Agent (or its nominee) in accordance with paragraph (c) below to be registered as the owner or otherwise to obtain a legal title to the Security Assets; and

(c)	at any time following the occurrence of an Event of Default which is continuing, if the Administrative Agent so requests, procure that all such stock transfer forms are forthwith registered by the relevant person and that share certificates in the name of the Administrative Agent (or such nominee) in respect of the Shares and their Related Rights are forthwith delivered to the Administrative Agent.

(d)	For the avoidance of doubt, at any time that any Security Assets currently subject to the security created pursuant to the Prior Mortgage are released from the security created pursuant to the Prior Mortgage, the Chargor shall immediately take the steps set forth in paragraphs (a) to (b) of this Clause 4.1, from and after the release of the Security Assets from the security created pursuant to the Prior Mortgage.

4.2 Registration on Transfer The Chargor hereby authorises the Administrative Agent:

(a)	to arrange for any of the Security Assets to be registered in the name of the Administrative Agent (or its nominee) at any time following the occurrence of an Event of Default which is continuing; or

(b)	(under its powers of realisation) upon enforcement of the security created hereby following the occurrence of an Event of Default which is continuing, to transfer or cause the Security Assets to be transferred to and registered in the name of the Administrative Agent (or its nominee) or any purchaser or transferee, and the Chargor undertakes from time to time promptly to execute and sign all transfers, contract notes, powers of attorney and other documents (and to procure the registration of any such transfer of the Security Assets in the relevant shareholders register) that may be required by the Administrative Agent in connection therewith.

4.3 Liability to Perform Notwithstanding anything to the contrary herein contained, the Chargor shall remain liable to observe and perform all of the conditions and obligations assumed by it in respect of the Security Assets and, without limitation, to pay all calls or other payments that may become due in respect of any of the Security Assets. Notwithstanding the provisions of Clause 5.1 (Calls), the Administrative Agent shall not be required in any manner to perform or fulfil any obligation of the Chargor in respect of the Security Assets, or to make any payment, or to make any enquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any other action to collect or enforce the payment of any amount to which it may have been or to which it may be entitled hereunder at any time or times.

4.4 Subsequently Acquired Shares Except as otherwise required by the Prior Mortgage and subject to provisions of Clause 4.1(d), the Chargor shall, as soon as reasonably practicable, upon it (or any nominee of the Chargor) becoming the registered owner of and receiving share certificates in respect of any Security Assets after the date hereof, deliver to the Administrative Agent the share certificates in respect thereof together with share transfer documentation in respect of such Security Assets duly executed in blank by or on behalf of the Chargor (or such nominee) as appropriate.

5	CALLS AND PROVISION OF INFORMATION

5.1 Calls To the extent that the Chargor fails to comply with its obligations under Clause 4.3 (Liability to Perform) the Administrative Agent may if (it thinks fit) make such payment on behalf of the Chargor. Any sums so paid by the Administrative Agent shall be repayable by the Chargor to the Administrative Agent on demand (which demand shall be made promptly following the making of the payment by the Administrative Agent) together with interest at the Default Rate from the date of such payment by the Administrative Agent until the date of payment by the Chargor, and pending such repayment shall constitute part of the Secured Obligations.

5.2 Provision of Information The Chargor shall send to the Administrative Agent, within such time as required of the Borrower pursuant to Article VI (Reporting Covenants) of the Facility Agreement, or if not so referenced, promptly following receipt by the Chargor, a copy of every balance sheet, profit and loss account, report or other notice, statement or circular sent or delivered by the Issuer to its members.

6	CONTINUING SECURITY

6.1 Continuing Security The security constituted by this Mortgage shall be continuing security which shall extend to all the Secured Obligations and shall not be considered as satisfied or discharged by any intermediate payment or settlement of all or any of the Secured Obligations.

6.2 Breaking of Accounts If for any reason the security constituted hereby ceases to be a continuing security in respect of the Chargor (other than by way of discharge of such security in accordance with the terms of this Mortgage), the Administrative Agent may open a new account with or continue any existing account with the Chargor and the obligations of the Chargor under this Mortgage at the date of such cessation shall remain regardless of any payments into or out of any such account.

6.3 Avoided Payments Where any release or discharge or other arrangement in respect of all or part of the Secured Obligations (or in respect of any security for those Secured Obligations including the security created under this Mortgage) is made in reliance on any payment, security or other disposition which is avoided or must be restored in an insolvency, liquidation or otherwise and whether or not the Administrative Agent has conceded or compromised any claim that any payment, security or other disposition will or should be avoided, the obligations of the Chargor for the payment of the Secured Obligation and the obligations of the Chargor under this Mortgage shall continue as if such release, discharge or other arrangement had not been made.

6.4 Waiver of Defences The obligations of the Chargor hereunder will not be affected by any act, omission, circumstance, matter or thing which but for this provision would release or prejudice any of its obligations hereunder or prejudice or diminish such obligations in whole or in part, including (whether or not known to the Chargor or the Administrative Agent or any other person whatsoever):

(a)	any time, indulgence or waiver granted to, or composition with, any Loan Party or any other person; or

(b)	the taking, variation, compromise, exchange, renewal or release of, refusal or neglect to perfect, take up or enforce any rights or remedies against, or any security over assets of any Loan Party or any other person or any non-presentment or non-observance of any formality or other requirement in respect of any instruments or any failure to realise the full value of any other security; or

(c)	any incapacity or lack of powers, authority or dissolution or change in the members or status of any Loan Party or any other person; or

(d)	any variation (however fundamental and whether or not involving any increase in the liability of any Loan Party or any other person thereunder) or replacement of any Loan Document or any other document or security so that references to that Loan Document or other document or security in this Mortgage shall include each such variation or replacement; or

(e)	the unenforceability, illegality or invalidity of any obligation of any person under any Loan Document or of any other security the Administrative Agent may hold in respect of the Secured Obligations (or any of them) or otherwise; or

(f)	any postponement, discharge, reduction, non-provability or other similar circumstances affecting any obligation of any Loan Party or any other person under any Loan Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order or otherwise.

The Administrative Agent shall not be concerned to see or investigate the powers or authorities of any Loan Party or any of its respective officers or agents, and moneys obtained or Secured Obligations incurred in the purported exercise of such powers or authorities or by any person purporting to be such Loan Party shall be deemed to form a part of the Secured Obligations, and “Secured Obligations” shall be construed accordingly.

6.5 Immediate Recourse Neither the Administrative Agent nor any Secured Party shall be required to proceed against or enforce any other rights or security it may have or hold in respect of the Secured Obligations or claim payment from any other person before enforcing the security constituted by this Mortgage.

6.6 No Competition Until all the Secured Obligations have been unconditionally and irrevocably discharged in full, any rights (if any) which the Chargor may have:

(a)	to be subrogated to any rights or security of or moneys held, received or receivable by the Administrative Agent or any other Secured Party (or any agent or trustee on its behalf) with respect to the Secured Obligations; or

(b)	to be entitled to any right of contribution or indemnity from any other person; or

(c)	to claim, rank, prove or vote as a creditor of such other person or its estate in competition with the Administrative Agent or any other Secured Party (or any agent or trustee on its behalf),

shall be exercised by the Chargor only if and to the extent that the Administrative Agent so requires and in such manner and upon such terms as the Administrative Agent may specify and the Chargor shall hold any moneys, rights or security held or received by it as a result of the exercise of any such rights on trust for the Administrative Agent for application in accordance with the terms hereof as if such moneys, rights or security were held or received by the Administrative Agent under this Mortgage.

6.7 Appropriations Until all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full in cash, the Administrative Agent and each Secured Party (or any agent or trustee on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by it in respect of the Secured Obligations or apply and enforce the same in such manner and order as it sees fit (whether against the Secured Obligations or otherwise) and the Chargor shall not be entitled to the benefit of the same; and

(b)	hold in a suspense account any moneys received from the Chargor or any other person in respect of the Secured Obligations.

6.8 Additional Security This Mortgage is in addition to and shall not in any way be prejudiced by, prejudicial to or affect or merge with any other security now or hereafter held by the Administrative Agent or any Secured Party (or any agent or trustee on its behalf) for the Secured Obligations or any of them.

6.9 Security Held by Chargor The Chargor will not without the prior written consent of the Administrative Agent hold any security from any other person in respect of the Chargor’s liabilities hereunder. The Chargor will hold any security held by it in breach of this provision on trust for the Administrative Agent.

6.10 Remedies not Exclusive

(a)	The rights and remedies of the Administrative Agent and any Receiver provided for in this Mortgage:

(i)	may be exercised as often as necessary;

(ii)	are cumulative and not exclusive of any rights or remedies provided by law; and

(iii)	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any such right is not a waiver of that right.

(b)	The Administrative Agent may waive any breach by the Chargor of any of its obligations hereunder.

6.11 Protection of the Administrative Agent The Administrative Agent shall not be liable in respect of any loss or damage which arises out of the exercise, or the attempted or purported exercise of, or the failure to exercise any of its powers, unless such loss or damage is caused by its gross negligence or wilful default.

7	REPRESENTATIONS AND WARRANTIES

The Chargor makes each of the representations and warranties set out in this Clause 7 and acknowledges that the Administrative Agent and the Secured Parties have entered into the Loan Documents in reliance on those representations and warranties. Where there is a conflict between the representations and warranties set out in this Clause 7 and those appearing as to the Chargor in Article IV (Representations and Warranties) of the Facility Agreement, the representations and warranties in the Facility Agreement shall prevail.

7.1 No Filing or Stamp Taxes Under the laws of England in force at the date hereof, it is not necessary that this Mortgage be filed, recorded or enrolled with any court or other authority (save for registration under Section 395 of the Companies Act 1985) or that any stamp, registration or similar tax be paid on or in relation to this Mortgage.

7.2 Security Assets

(a)	The Chargor has not received notice of any adverse claim in respect of any of the Security Assets.

(b)	The Chargor is (subject to the terms of the Facility Agreement) the legal and beneficial owner of the Security Assets and it or its nominee is the absolute legal owner of the Security Assets and, with full title guarantee, it is able to mortgage and has so mortgaged the Security Assets.

(c)	Subject only to the security created pursuant to the Prior Mortgage, the security created over the Security Assets under this Mortgage constitutes a first priority security interest over the Security Assets.

(d)	Subject only to the security created pursuant to the Prior Mortgage the Security Assets are within the Chargor’s disposition and control and neither the terms of the Security

Assets nor of the Memorandum and Articles of Association of the Issuer restrict or otherwise limit the right to mortgage, charge or pledge the Security Assets in favour of the Administrative Agent.

(e)	The Shares are duly authorised, validly issued, fully paid or credited as fully paid and no calls have been made in respect thereof which remain unpaid or can be made in respect thereof in the future.

(f)	Except as stated in Clause 3 (Creation of Security), the Chargor has not sold or granted any rights of pre-emption over or agreed to sell or grant any right of pre-emption over or otherwise disposed of or agreed to dispose of the benefit of all or any of its rights, title and interest in and to all or any part of the Security Assets.

(g)	The Shares are non-assessable and neither the Shares nor the Related Rights are subject to any options to purchase or similar rights of any person.

7.3 Representations and Warranties in the Facility Agreement The Chargor repeats the representations and warranties as to it given by the Borrower in Article IV (Representations and Warranties) of the Facility Agreement.

7.4 Times of Making Representations and Warranties The representations and warranties set out in this Clause 7:

(a)	will survive the execution of each Loan Document and each drawdown under the Facility Agreement; and

(b)	are made on the date hereof and are deemed to be repeated on and as of each date as required by Subsection (i) of Section 3.2(b) (Representations and Warranties; No Defaults) of the Facility Agreement during the Security Period with reference to the facts and circumstances then existing.

8	UNDERTAKINGS OF CHARGOR

8.1 Duration The undertakings in this Clause 8 shall remain in force throughout the Security Period.

8.2 Maintenance of Legal Validity The Chargor shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations of England to enable it lawfully to enter into and perform its obligations under this Mortgage and to ensure the legality, validity, enforceability or admissibility in evidence of this Mortgage.

8.3 Untrue Representations The Chargor shall notify the Administrative Agent of the occurrence of any event which results in or may reasonably be expected to result in any of the representations and warranties contained in Clause 7 (Representations and Warranties) being untrue in any respect.

8.4 Restrictions on Dealing The Chargor undertakes that, except as permitted under the terms of this Mortgage or any other Loan Document, and subject only to the Prior Mortgage, it will not:

(a)	create or permit to subsist any Lien over any Security Asset other than the Liens created pursuant to this Mortgage, the Prior Mortgage, or any other Loan Document; or

(b)	lease, sell, transfer, assign or otherwise dispose of or agree to lease, sell, transfer, assign or otherwise dispose of, any Security Asset or any interest therein.

8.5 Security Assets The Chargor undertakes that:

(a)	it will (subject to the terms of the Facility Agreement) remain the legal and beneficial owner of the Security Assets and it or its nominee will remain the absolute legal owner of the Security Assets; and

(b)	it will not take any action whereby the rights attaching to the Shares or the Related Rights are altered or diluted except to the extent permitted by the Administrative Agent.

9	ENFORCEMENT OF SECURITY

9.1 Powers

(a)	At any time after an Event of Default has occurred which is continuing and without any further consent or authority on the part of the Chargor, the Administrative Agent may exercise (or refrain from exercising) at its discretion in the name of the Chargor (or the registered holder) in respect of the Security Assets any voting rights and any powers or rights under the terms thereof or otherwise which may be exercised by the person or persons in whose name or names the Security Assets are registered or who is the holder thereof.

(b)	If the Administrative Agent takes any such action as is referred to in paragraph (a) above, it shall give notice to the Chargor as soon as practicable.

(c)	For the purposes of giving effect to this Clause 9.1 and to the extent that the Security Assets remain registered in the name of the Chargor, the Chargor hereby irrevocably appoints the Administrative Agent (or its nominee) as its proxy to exercise all voting and other rights in respect thereof.

9.2 Enforcement After the security constituted hereby has become enforceable under the terms of this Mortgage, the Administrative Agent shall be entitled to exercise immediately or as and when it may see fit any and every power possessed by the Administrative Agent by virtue of this Mortgage or available to a secured creditor (so that Sections 93 and 103 of the Law of Property Act 1925 shall not apply to this security), including:

(a)	to sell all or any of the Security Assets in any manner permitted by law upon such terms as the Administrative Agent shall in its absolute discretion determine;

(b)	to collect, recover or compromise and give a good discharge for any moneys payable to the Chargor in respect of the Security Assets or in connection therewith; and

(c)	to act generally in relation to the Security Assets in such manner as the Administrative Agent acting reasonably shall determine.

For the avoidance of doubt, the Chargor agrees that the enforceability of this Mortgage is not dependent on the performance or non-performance by the Administrative Agent or any Secured Party of its obligations under any Loan Document.

9.3 Statutory Powers The powers conferred on mortgagees or receivers by the Law of Property Act 1925, the Insolvency Act 1986 and the Financial Collateral Regulations shall apply to this Mortgage except insofar as they are expressly or impliedly excluded and, where there is ambiguity or conflict between the powers contained in such Acts and those contained in this Mortgage, those contained in this Mortgage shall prevail. For the purposes of all powers implied by statute, the Secured Obligations shall be deemed to have become due and payable on the date hereof. Such powers and rights shall, for the avoidance of doubt, include the right to appropriate all or any part of the Security Assets in or towards the satisfaction of the Secured Obligations and, for this purpose, the value of the Security Assets so appropriated shall be such amount as the Administrative Agent so determines having taken into account advice obtained by it from an independent investment or accountancy firm of national standing selected by it.

9.4 Contingencies

(a)	If the Administrative Agent enforces the security constituted by this Mortgage (whether by the appointment of a Receiver or otherwise) at a time when no amounts are due under any of the Loan Documents (but at a time when amounts may become so due), the Administrative Agent (or such Receiver) may pay the proceeds of any recoveries effected by it into such number of Realisations Accounts as it considers appropriate.

(b)	The Administrative Agent (or such Receiver) may (subject to the payment of any claims having priority to the security constituted by this Mortgage) withdraw amounts standing to the credit of the Realisations Accounts to:

(i)	meet all costs, charges and expenses incurred and payments made by the Administrative Agent (or such Receiver) in the course of such enforcement;

(ii)	pay remuneration to the Receiver as and when the same becomes due and payable; and

(iii)	satisfy the Secured Obligations as and when the same become due and payable,

in each case, together with interest thereon (after, as well as before, judgment and payable on demand) at the Default Rate from the date the same become due and payable until the date the same are unconditionally and irrevocably paid and discharged in full.

10	RECEIVER

10.1 Appointment of Receiver

(a)

At any time after the security constituted by this Mortgage becomes enforceable in accordance with its terms or if an application is made for the appointment of or notice is given of intention to appoint an administrator in respect of the Chargor or if requested by the Chargor, the Administrative Agent may without further notice appoint under seal or in writing under its hand any one or more qualified persons to be a Receiver of all or any part of the Security Assets in like manner in every respect as if the Administrative Agent had become entitled under the Law of Property Act 1925 to exercise the power of sale thereby conferred.

(b)	The Administrative Agent is not entitled to appoint a Receiver solely as a result of the obtaining of a moratorium (or anything done with a view to obtaining a moratorium) under the Insolvency Act 2000 except with leave of the court.

(c)	As used in this clause “qualified person” means a person who, under the Insolvency Act 1986, is qualified to act as a receiver of the property of the Chargor.

10.2 Powers of Receiver Every Receiver appointed in accordance with Clause 10.1 (Appointment of Receiver) shall have and be entitled to exercise all of the powers of the Administrative Agent conferred by Clause 9.1 (Powers) in addition to the powers conferred by the Law of Property Act 1925 on any receiver appointed thereunder. If at any time there is more than one Receiver of all or any part of the Security Assets, each such Receiver may (unless otherwise stated in any document appointing him) exercise all of the powers conferred on a Receiver under this Mortgage individually and separately from each other Receiver.

10.3 Removal and Remuneration The Administrative Agent may from time to time by writing under its hand remove any Receiver appointed by it and may, whenever it may deem it expedient, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated and may from time to time fix the remuneration of any Receiver appointed by it.

10.4 Administrative Agent May Exercise Powers of Receiver To the fullest extent permitted by law, all or any of the powers, authorities and discretions which are conferred by this Mortgage (either expressly or implied) upon a Receiver may be exercised by the Administrative Agent at any time after the security constituted by this Mortgage has become enforceable in accordance with its terms in relation to the whole of such Security Assets or any part thereof without first appointing a Receiver of such property or any part thereof or notwithstanding the appointment of a Receiver of such property or any part thereof.

10.5 Application of Proceeds Any moneys received by the Administrative Agent or by any Receiver appointed by it pursuant to this Mortgage and/or under the powers hereby conferred shall, after the security constituted by this Mortgage shall have become enforceable in accordance with its terms, but subject to the payment of any claims having priority to the security constituted by this Mortgage and to the Administrative Agent’s and such Receiver’s rights under Clauses 9.4 (Contingencies) and 10.2 (Powers of Receiver), be applied against the amounts due and payable under the Loan Documents in accordance with the provisions of Section 2.13 (Payments and Computations) of the Facility Agreement.

11	FURTHER ASSURANCES

The Chargor shall, at its own expense from time to time, execute and give all such assurances and do all acts and things as the Administrative Agent may require or consider desirable under the laws of any jurisdiction governing the Security Assets to enable the Administrative Agent to perfect or protect the security intended to be created hereby over the Security Assets or any part thereof or to facilitate the sale of the Security Assets or any part thereof or the exercise by the Administrative Agent of any of the rights, powers, authorities and discretions vested in it or any Receiver of the Security Assets or any part thereof or any such delegate or sub-delegate as aforesaid. To that intent, without prejudice to the generality of the foregoing and subject to the terms and conditions set out in the other Clauses of this Mortgage, the Chargor shall execute all transfers, sales, dispositions and appropriations (whether to the Administrative Agent or otherwise) and shall give all notices, orders and directions and make all registrations which the Administrative Agent may (in its absolute discretion) consider expedient.

12	POWER OF ATTORNEY

12.1 Appointment The Chargor hereby, by way of security and in order more fully to secure the performance of its obligations hereunder, irrevocably appoints the Administrative Agent and every Receiver of the Security Assets (or any part thereof) appointed hereunder and any person nominated for the purpose by the Administrative Agent or any Receiver in writing under hand by an officer of the Administrative Agent or any Receiver severally as its attorney and on its behalf and in its name or otherwise to execute and do all such assurances, acts and things which the Chargor is required to do under the covenants and provisions contained in this Mortgage (including to make any demand upon or to give any notice or receipt to any person owing moneys to the Chargor and to execute and deliver any charges, legal mortgages, assignments or other security and any transfers of securities) and generally in its name and on its behalf to exercise all or any of the powers, authorities and discretions conferred by or pursuant to this Mortgage or by statute on the Administrative Agent or any such Receiver, delegate or sub-delegate and (without prejudice to the generality of the foregoing) to seal and deliver and otherwise perfect any deed, assurance, agreement, instrument or act which it may reasonably deem proper in or for the purpose of exercising any of such powers, authorities and discretions provided that the power of attorney granted pursuant to this Clause 12.1 shall not be exercisable until the occurrence of an Event of Default which is continuing.

12.2 Ratification The Chargor hereby ratifies and confirms and agrees to ratify and confirm whatever any such attorney as is mentioned in Clause 12.1 (Appointment) shall do or purport to do in good faith in the exercise or purported exercise of all or any of the powers, authorities and discretions referred to in such Clause 12.1 (Appointment).

13	DELEGATION

The Administrative Agent or any Receiver appointed hereunder may at any time and from time to time delegate by power of attorney or in any other manner to any properly qualified person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Administrative Agent or such Receiver under this Mortgage in relation to the Security Assets or any part thereof. Any such delegation may be made upon such terms (including power to sub-delegate) and subject to such regulations as the Administrative Agent or such Receiver may think fit. Neither the Administrative Agent nor any Receiver shall be in any way liable or responsible to the Chargor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.

14	NO LIABILITY AS MORTGAGEE IN POSSESSION

Neither the Administrative Agent nor its nominee nor any Receiver shall by reason of entering into possession of the Security Assets or any of them be liable to account as mortgagee in possession or be liable for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable. Every Receiver duly appointed by the Administrative Agent under the powers set forth herein shall be deemed to be the agent of the Chargor for all purposes and shall as such agent for all purposes be deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Law of Property Act 1925. The Chargor alone shall be responsible for its contracts, engagements, acts, omissions, defaults and losses and for liabilities incurred by it and neither the Administrative Agent nor any Receiver shall incur any liability therefor (either to the Chargor or to any other person whatsoever) or for any other reason whatsoever other than for their gross negligence or wilful default.

15	PROTECTION OF THIRD PARTIES

No purchaser, mortgagee or other person dealing with the Administrative Agent or the Receiver or its or his agents shall be concerned to enquire whether the Secured Obligations have become due and payable or whether any power which the Administrative Agent or Receiver is purporting to exercise has become exercisable or whether any of the Secured Obligations remains outstanding or to see to the application of any money paid to the Administrative Agent or to such Receiver.

16	STAMP DUTIES

The Chargor shall pay and, forthwith on demand, indemnify the Administrative Agent against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of this Mortgage.

17	ADDITIONAL PROVISIONS

17.1 Provisions Severable

(a)	If a provision of this Mortgage is, or but for this Clause 17.1 would be, held to be illegal, invalid or unenforceable, in whole or in part, in any jurisdiction the provision shall be ineffective to the extent of such illegality, invalidity or unenforceability without rendering the remaining provisions of this Mortgage illegal, invalid or unenforceable, and any such illegality, invalidity or unenforceability in any jurisdiction shall not invalidate or render invalid or unenforceable such provisions in any other jurisdiction.

(b)	If a provision of this Mortgage is held to be illegal, invalid or unenforceable, in whole or in part and paragraph (a) of this Clause 17.1 cannot be used to make it legal, valid and enforceable, either party to this Mortgage may require the other party to enter into a deed under which that other party undertakes in the terms of the original provision, but subject to such amendments as are necessary or required in order to make the provision legal, valid and enforceable. No party will be obliged to enter into a deed that would increase its liability beyond that contained in this Mortgage had all its provisions been legal, valid and enforceable.

17.2 Potentially Avoided Payments If the Administrative Agent considers that an amount paid to the Administrative Agent or any Secured Party under any Loan Document is capable of being avoided or otherwise set aside on the liquidation or administration of the person by whom such amount is paid, then for the purposes of this Mortgage, such shall be regarded as not having been paid.

17.3 Variation This Mortgage shall not be varied except by an agreement in writing between the parties of even date herewith or later.

18	REMEDIES AND WAIVERS

A delay in exercising, or failure to exercise, any right or remedy under this Mortgage does not constitute a waiver of such or any other right or remedy and does not operate to prevent the exercise or enforcement of any such right or remedy. No single or partial exercise of any right or remedy under this Mortgage prevents further exercise of such or other rights or remedies. The rights, powers and remedies provided in this Mortgage are cumulative and not exclusive of any rights and remedies provided by law. The Administrative Agent may, in connection with the exercise of its powers, join or concur with any person in any transaction scheme or arrangement whatsoever. A waiver given or consent granted by the Administrative Agent under this Mortgage will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

19	NOTICES

19.1 Communications in Writing A notice, other communication or document given under this Mortgage other than as set out in Section 11.8 (Notices, Etc.) of the Facility Agreement shall be in writing and signed by or on behalf of the person giving it and, unless otherwise stated, may be made or delivered personally, posted or faxed in accordance with Clause 19.3 (Delivery).

19.2 Addresses The address and fax number (and the department or officer, if any, for whose attention the notice, other communication or document is to be made or delivered) of each party for any notice, communication or document to be made or delivered under or in connection with this Mortgage is that identified with its name below, or any substitute address, fax number or department or officer as the relevant party notifies to the other party by not less than five Business Days notice.

19.3 Delivery

(a)	Any notice, other communication or document so addressed shall be deemed to have been received:

(i)	if personally delivered, at the time of delivery;

(ii)	if sent by pre-paid, recorded delivery or registered post, two Business Days after the date of posting to the relevant address;

(iii)	if sent by registered air-mail, five Business Days after the date of posting to the relevant address; and

(iv)	if sent by fax, as per the transmission report from the machine from which the fax was sent, save that if such notice, communication or document is received after normal working hours (which shall be deemed to be 8.30 a.m. and 5.30 p.m. on any Business Day in the country of the recipient), such notice, communication or document shall be deemed to have been received on the next Business Day, and, if a particular department or officer is specified as part of its address details provided under Clause 19.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Administrative Agent shall be effective only when actually received by the Administrative Agent and then only if the same is expressly marked for the attention of the department or officer identified with the Administrative Agent’s signature below or such other department or officer as the Administrative Agent shall from time to time specify for this purpose.

(c)	For the avoidance of doubt, notice given under this Mortgage shall not be validly served if given by e-mail.

20	COSTS AND EXPENSES

20.1 Costs and Expenses The Chargor shall, on demand of the Administrative Agent, reimburse to the Administrative Agent all costs and expenses (including reasonable legal fees), and any VAT thereon, reasonably and properly incurred by the Administrative Agent in connection with the negotiation, preparation, execution, modification, amendment, release and/or preservation of any of its rights under this Mortgage.

20.2 Indemnity The Chargor shall indemnify the Administrative Agent on demand against any and all properly incurred costs, claims, losses, expenses (including reasonable legal fees) and liabilities, and any VAT thereon, which the Administrative Agent may incur as a result of the occurrence of any Event of Default or the exercise by the Administrative Agent of any of its rights and powers under this Mortgage.

20.3 Interest The amounts payable under Clauses 20.1 (Costs and Expenses) and 20.2 (Indemnity) above shall bear interest (compounded monthly) at the Default Rate (payable after as well as before judgment), from the dates on which they were paid or incurred by the Administrative Agent to the date of payment thereof by the Chargor.

21	CURRENCY OF ACCOUNT

21.1 Currency of Account All payments hereunder shall be made in immediately available funds in the currency and to the account specified by the Administrative Agent in the corresponding demand.

21.2 Currency Conversion If notwithstanding Clause 21.1 (Currency of Account) any monies are received or held by the Administrative Agent in a currency other than that specified in such demand, such monies shall be converted into the currency specified in the demand issued by the Administrative Agent pursuant to Clause 21.1 (Currency of Account) to cover the Secured Obligations in that other currency at the spot rate of exchange quoted by a prime clearing bank selected by the Administrative Agent (acting reasonably) then prevailing for purchasing that other currency with the existing currency.

21.3 No Discharge No payment to the Administrative Agent (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Chargor unless and until the Administrative Agent shall have received payment in full in the currency in which the obligation or liability was incurred and to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability expressed in that currency the Administrative Agent shall have a further separate cause of action against the Chargor to recover the amount of the shortfall.

21.4 Currency Indemnity If any sum due from the Chargor under this Mortgage or any order or judgment given or made in relation hereto has to be converted from the currency (the “first currency”) in which the same is payable hereunder or under such order or judgment into another currency (the “second currency”) for the purpose of (1) making or filing a claim or proof against the Chargor; (2) obtaining an order or judgment in any court or other tribunal; or (3) enforcing any order or judgment given or made in relation hereto, the Chargor shall indemnify and hold harmless the Administrative Agent from and against any loss suffered or incurred as a result of any discrepancy between (A) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (B) the rate or rates of exchange at which the Administrative Agent may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

22	ASSIGNMENTS, ETC

22.1 The Administrative Agent The Administrative Agent may assign and transfer all of its respective rights and obligations hereunder to a replacement Administrative Agent appointed in accordance with the terms of the Facility Agreement. Upon such assignment and transfer taking effect, the replacement Administrative Agent shall be and be deemed to be acting as Administrative Agent for the Secured Parties for the purposes of this Mortgage in place of the old Administrative Agent.

22.2 The Chargor The Chargor shall not be entitled to transfer or assign all or any of its rights or obligations in respect of this Mortgage without the prior written consent of the Administrative Agent.

23	SET-OFF

Where an Event of Default has occurred and is continuing unwaived, the Administrative Agent may (but shall not be obliged to) set off any obligation which is due and payable by the Chargor and unpaid against any obligation (whether or not matured) owed by the Administrative Agent to the Chargor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Administrative Agent may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Administrative Agent may set off in an amount estimated by it in good faith to be the amount of that obligation.

24	COVENANT TO RELEASE

Upon the expiry of the Security Period or as otherwise permitted under the terms of the Facility Agreement (but not otherwise), the Administrative Agent shall (or procure that its nominees shall), at the request and cost of the Chargor, execute and do all such deeds, acts and things as may be necessary to release the Security Assets from the security constituted hereby including the payment to the Chargor of any moneys standing to the credit of the Realisations Accounts. The Administrative Agent shall not be bound to return the identical Shares which were deposited, held or transferred and the Chargor shall accept Shares of the same class and denomination.

25	GOVERNING LAW

This Mortgage is governed by, and shall be construed in accordance with, English law.

26	JURISDICTION

26.1 Jurisdiction of English Courts

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Mortgage (including a dispute regarding the existence, validity or termination of this Mortgage).

(b)	The parties agree that the courts of England are the most appropriate and convenient courts to settle such disputes and accordingly no party shall argue to the contrary.

(c)	This Clause 26.1 is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to such a dispute in any other court with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

27	COUNTERPARTS AND EFFECTIVENESS

27.1 Counterparts This Mortgage may be executed in any number of counterparts, each of which when executed and delivered constitutes an original of this Mortgage, but all the counterparts shall together constitute one and the same agreement.

27.2 Effectiveness This Mortgage shall come into effect as a Deed on the date set forth above.

IN WITNESS WHEREOF THIS MORTGAGE HAS BEEN EXECUTED AS A DEED by the parties hereto on the date stated at the beginning of this Mortgage.

SCHEDULE 1

MORTGAGED SHARES

Issuer	Number of Shares	Share Type	Certificate Number(s)
Constar International U.K. Limited	14,586,001	£1.00 Ordinary Shares	18
Constar International U.K. Limited	7,854,001	£1.00 Ordinary Shares	19

SIGNATORIES

THE CHARGOR

Executed as a deed on 20 March 2007 by	)
CONSTAR FOREIGN	)
HOLDINGS, INC.	)

/s/ James C.T. Bolton	Title

/s/ Walter Sobon	Title

THE ADMINISTRATIVE AGENT

Executed as a deed on 20 March 2007 by	)
CITICORP USA, INC.	)

/s/ David Jaffe, VP & Director	Title

Title

SIGNATURE PAGE 1 OF 1 TO THE UK SHAREMORTGAGE